Exhibit 10.10

THIRD AMENDMENT AND MODIFICATION
TO LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT AND MODIFICATION TO LOAN AND SECURITY AGREEMENT (the “Amendment”) is made effective as of June 6, 2002 by and among DRUGMAX, INC., a Nevada corporation, formerly known as DrugMax.com, Inc. (“DrugMax”),VALLEY DRUG COMPANY, an Ohio corporation (“Valley”), DISCOUNT RX, INC., a Louisiana corporation (“Discount RX”), VALLEY DRUG COMPANY SOUTH, a Louisiana corporation (“Valley South”) (DrugMax, Valley, Discount RX and Valley South being hereinafter referred to individually as a “Borrower” and collectively as the “Borrowers”), DESKTOP MEDIA GROUP, INC., a Florida corporation (“Desktop”), VETMALL, INC., a Florida corporation (“VetMall”) (Desktop and VetMall being hereinafter referred to individually as a “Guarantor” and collectively as the”Guarantors”) and STANDARD FEDERAL BANK NATIONAL ASSOCIATION, formerly known as Michigan National Bank, as successor in interest to Mellon Bank, N.A. (“Bank”).

BACKGROUND

A. Borrowers, Guarantors and Bank have entered into a Loan and Security Agreement dated October 24, 2000, as amended by (i) that certain letter agreement dated February 13, 2001, (ii) that certain Amendment and Modification to Loan and Security Agreement dated June 13, 2001, and (iii) that certain Second Amendment and Modification to Loan and Security Agreement dated October 24, 2001 (as amended, the “Loan Agreement”).

B. Borrowers and Guarantors have requested and Bank has agreed to further amend the Loan Agreement as provided in this Amendment.

C. Capitalized terms not defined in this Amendment will have the meanings set forth in the Loan Agreement.

NOW, THEREFORE, intending to be legally bound hereby, Borrowers, Guarantors and Bank agree as follows:

1. Temporary Permitted Out-Of-Formula Advances and Usage.    Notwithstanding anything to the contrary contained in the Loan Agreement, Borrower may exceed the formula availability calculated pursuant to Sections 2.1 and 2.3 of the Loan Agreement by an amount not to exceed $2,000,000.00 for the period commencing on June 5, 2002 and ending on the Repayment Date, on which date all Out-Of-Formula Advances must be repaid in full. For purposes hereof, the “Repayment Date” shall mean the earlier to occur of: (a) the date upon which, at the Borrowers’ request, Bank agrees in writing to terminate Borrowers’ right to receive any Out-Of-Formula Advances, or (b) August 5, 2002.

In no event shall the outstanding Revolving Credit Facility Usage (including the permitted Out-Of-Formula Advances described above) exceed $23,000,000 at any time after the date hereof. For purposes of this Amendment and the Loan Agreement “Out-Of-Formula Advances” shall be defined to mean the amount by which the then existing Revolving Credit Facility Usage exceeds the then applicable Borrowing Base. Upon the occurrence of a Default or an Event of Default under the Loan Documents, at Lender’s option, Borrower will repay in full all Out-Of-Formula Advances.

2. Borrowing Base.    Notwithstanding anything to the contrary herein or in the Loan Documents, prior to the Repayment Date, the Borrowing Base described in Section 2.3 of the Loan Agreement shall also include an advance rate of up to 100% of the amount by which (i) the amount of funds maintained in the blocked account pursuant to Section 14.6 of the Loan Agreement exceeds (ii) the outstanding principal balance of the Term Loan. Borrowers acknowledge and agree that the additional component of the Borrowing Base described in this Section 2 shall terminate on the Repayment Date.

3. Interest Rate.    Notwithstanding anything to the contrary in the Loan Agreement or in any of the Loan Documents, including without limitation Section 7 of the Loan Agreement, while any Out-Of-Formula Advances are permitted under this Amendment (the “Overadvance Period”), the principal balance of the Revolving Credit Facility will accrue interest at the rate which is one percent (1%) in excess of the Base Rate. Notwithstanding the foregoing, during the Overadvance Period, interest will accrue on the principal balance of the Revolving Credit Facility after the occurrence of an Event of Default at the Default Rate set forth in Section 7.8 of the Loan Agreement.

4. Net Income.    Notwithstanding anything to the contrary in the Loan Agreement, including without limitation Section 14.1 of the Loan Agreement, the minimum Net Income requirements (determined on a consolidated basis with respect to the Borrowers only and not including any Guarantor or other Subsidiary) set forth in Section 14.1 of the Loan Agreement: (a) for the fiscal quarter ending March 31, 2002 shall be amended from “$608,000” to “$55,000”; and (b) for the fiscal year ending March 31, 2002 shall be amended from “$2,000,000” to “$1,058,000”.

5. Net Worth.    Notwithstanding anything to the contrary in the Loan Agreement, including without limitation Section 14.3 of the Loan Agreement, the minimum Net Worth requirement (determined on a consolidated basis with respect to the Borrowers only and not including any Guarantor or other Subsidiary) set forth in Section 14.3 of the Loan Agreement for the period commencing as of March 31, 2002 and including all times thereafter through June 29, 2002 shall be amended from “$32,257,000” to “$31,614,000”.

6. Current Ratio.    Notwithstanding anything to the contrary in the Loan Agreement, including without limitation Section 14.4 of the Loan Agreement, the minimum Current Ratio requirement (determined on a consolidated basis with respect to the Borrowers only and not including any Guarantor or other Subsidiary) set forth in Section 14.4 of the Loan Agreement solely for the period commencing as of March 31, 2002 and including all times thereafter through May 31, 2002 shall be amended from “1.25” to “1.15”.

7. Financial Covenants.    The Net Income, Net Worth and Current Ratio financial covenants set forth in this Amendment for the fiscal quarters ending June 30, 2002, September 30, 2002 and December 31, 2002 and for the fiscal year ending March 31, 2003 may be revised by Bank based on financial projections provided by Borrowers. Borrowers acknowledge and agree that Bank is under no obligation to revise such financial covenants and any such revisions shall be at the sole discretion of Bank.

8. Fee.    As a condition for Bank entering into this Amendment, Borrowers agree to pay to Bank an amendment fee (the “Amendment Fee”) in the amount of Forty Thousand Dollars ($40,000.00), which fee has been fully earned by Bank. Borrower shall pay the Amendment Fee as follows: (a) Twenty Thousand Dollars ($20,000.00) shall be due and payable from Borrowers to Bank contemporaneously with Borrowers’ execution of this Amendment; (b) Ten Thousand Dollars ($10,000.00) shall be due and payable from Borrowers to Bank on July 1, 2002; and (c) Ten Thousand Dollars ($10,000.00) shall be due and payable from Borrowers to Bank on August 1, 2002. Bank is hereby irrevocably authorized to deduct such payments from any account of any Borrower maintained with Bank or to advance sums under the Revolving Credit Facility without further notice to Borrowers to pay such installments. Notwithstanding the foregoing, the Amendment Fee shall be due and payable in full upon the occurrence of an Event of Default.

9. Conditions Precedent.    Bank’s obligation to extend any of the above-described Out-Of-Formula Advances is subject to the fulfillment, to the satisfaction of Bank, of each of the following conditions. All of such agreements, documents and other items must be in form, content and all other respects satisfactory to Bank in its sole discretion.

9.1 Projections.    Bank shall have received updated projections of profit and loss statements, cash flows and balance sheets and Availability of Borrowers and their Subsidiaries for the sixty (60) day period commencing May 31, 2002, prepared by the chief financial officer of Borrowers, which projections shall demonstrate, without limitation, that the Revolving Credit Facility Usage shall not exceed at any time after the repayment in full of all Out-Of-Formula Advances the lesser of (i) the Borrowing Base, or (ii) the Maximum Revolving Credit Facility Amount.

9.2 Personal Financial Statement.    Bank shall have received the current and up-to-date personal financial statement of Jugal Taneja, certified by Jugal Taneja to be accurate and complete in all respects.

9.3 Jemco.    Bank shall have received a detailed verbal description satisfactory to Bank in its sole discretion regarding the risks and ramifications with respect to the Chapter 11 bankruptcy filing of Jemco Medical International.

9.4 Guaranty.    Bank shall have received a guaranty agreement from Jugal Taneja, in form and content satisfactory to Bank.

10. Mortgage.    Within fifteen (15) days of the date of this Amendment, Borrower hereby covenants and agrees that Borrower shall cause to be delivered to Bank:

10.1    A mortgage, in form and content satisfactory to Bank, duly executed by River Road Real Estate, LLC (“Mortgagor”) with respect to the property leased by Discount RX and Valley South located at 10016 River Road, St. Rose, Louisiana 70087 (the “Mortgaged Property”);

10.2    Evidence that there are no mortgages, liens (including mechanics’ liens) or other claims encumbering the Mortgaged Property, except that certain mortgage in favor of Omni Bank dated October 18, 2001 (the “Prior Mortgage”). Borrowers hereby represent and warrant that the granting by Mortgagor of a mortgage lien in favor of Bank described in Section 10.1 above will not be a default under the Prior Mortgage.

11. Confirmation of Collateral.    Nothing contained herein shall be deemed to be a compromise, satisfaction, accord and satisfaction, novation or release of any of the Loan Documents, or any rights or obligations thereunder, or a waiver by Bank of any of its rights under the Loan Documents or at law or in equity. All liens, security interest, rights and remedies granted to Bank in the Loan Documents are hereby ratified, confirmed and continued. Borrowers and Guarantors acknowledge and agree that the term “Loan Documents” as used in the Loan Agreement and any other documents executed in connection therewith shall include, without limitation, this Amendment and any and all other documents executed in connection herewith.

12. Challenge to Enforcement.    Borrowers and Guarantors acknowledge and agree that they do not have any defense, set-off, counterclaim or challenge against the payment of any sums owing under the Loan Documents, or the enforcement of any of the terms or conditions thereof.

13. Additional Representation and Warranties.    Borrowers and Guarantors hereby represent and warrant, which representations and warranties shall survive until all Obligations are paid and satisfied in full, as follows:

(a)    All representations and warranties of Borrowers and Guarantors set forth in the Loan Documents are true and complete in all material respects as of the date hereof.

(b)    Upon the effectiveness of this Amendment, no condition or event exists or has occurred which would constitute an event of default under the Loan Documents or under any other material agreement between Borrowers, any Guarantor and any other third party (or would, upon the giving of notice or the passage of time, or both constitute an event of default).

(c)    Borrowers have not received any notice of default or event of default from any other lender, trustee or lessor with respect to any other loan, financing or lease agreement between such parties and any Borrower.

14. Certain Fees, Costs, Expenses and Expenditures.    Borrowers will pay all of Bank’s expenses in connection with the review, preparation, negotiation, documentation and closing of this Amendment.

15. Time of Essence.    Time is of the essence of this Amendment.

16. No Waiver.    Except as otherwise provided herein, nothing contained and no actions taken by Bank in connection herewith shall constitute nor shall they be deemed to be a waiver, release or amendment of or to any rights, remedies, or privileges afforded to Bank under the Loan Documents or under the UCC. Nothing herein shall constitute a waiver by Bank of any Borrower’s or any Guarantor’s compliance with the terms of the Loan Documents, nor shall anything contained herein constitute an agreement by Bank to enter into any further amendments with Borrowers and Guarantors.

17. Inconsistencies.    To the extent of any inconsistencies between the terms and conditions of this Amendment and the terms and conditions of the Loan Documents, the terms and conditions of this Amendment shall prevail. All terms and conditions of the Loan Documents not inconsistent herewith shall remain in full force and effect and are hereby ratified and confirmed by Borrowers and Guarantors.

18. Law Governing.    This Amendment has been made, executed and delivered in the Commonwealth of Pennsylvania and will be construed in accordance with and governed by the laws of such Commonwealth, without regard to any rules or principles regarding conflicts of law or any rule or canon of construction which interprets agreements against the draftsman.

19. Counterparts; Facsimile Signatures.    This Amendment may be executed in any number of counterparts, all of which taken together constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. Any signature delivered via facsimile shall be deemed an original signature hereto.

20. Joint and Several.    The obligations of Borrowers and Guarantors under this Amendment shall be joint and several obligations.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BORROWERS:
DRUGMAX, INC., formerly known as DrugMax.com,
Inc.
By: /s/ Jugal K. Taneja
Name/Title: CEO & Chairman

VALLEY DRUG COMPANY
By: /s/ Jugal K. Taneja
Name/Title: CEO & Chairman

DISCOUNT RX, INC.
By: /s/ Jugal K. Taneja
Name/Title: CEO & Chairman

VALLEY DRUG COMPANY SOUTH
By: /s/ Jugal K. Taneja
Name/Title: CEO & Chairman

GUARANTORS:
DESKTOP MEDIA GROUP, INC.
By: /s/ Jugal K. Taneja
Name/Title: CEO & Chairman

VETMALL, INC.
By: /s/ Jugal K. Taneja
Name/Title: CEO & Chairman

BANK:
STANDARD FEDERAL BANK NATIONAL ASSOCIATION, formerly known as Michigan National Bank, as successor in interest to Mellon Bank, N.A.
By: LASALLE BUSINESS CREDIT, INC., as agent
By: /s/ Stephen A. Caffrey
Name/Title: Stephen A. Caffrey, V.P.

CONSENT AND ACKNOWLEDGMENT

The undersigned acknowledges and consents to the foregoing Amendment and confirms and agrees that none of the terms of the Amendment will in any way adversely affect his obligations or the rights of Bank under that certain Amended and Restated Continuing Unconditional Guaranty dated June             , 2002 from the undersigned in favor of Bank (the “Guaranty”), all of which are hereby ratified and confirmed. The undersigned confirms that the “Borrower’s Obligations” as defined in the Guaranty shall include the obligations of Borrowers under the Loan Agreement, as amended by the foregoing Amendment.

IN WITNESS WHEREOF, the undersigned has executed this Consent and Acknowledgment, intending to be legally bound hereby this 6th day of June, 2002.

                /s/    Jugal K. Taneja             (Seal)
JUGAL TANEJA